Exhibit 99.1

XM SATELLITE RADIO HOLDINGS INC. ANNOUNCES SECOND QUARTER

2006 RESULTS

XM Quarterly Revenue Increases 82 Percent Year Over Year;

Ending Subscribers Increase 56 Percent

XM Exceeds Seven Million Subscribers

Company Revises Subscriber Guidance for 2006

Washington D.C., July 27, 2006 — XM Satellite Radio Holdings Inc. (Nasdaq: XMSR) today reported financial and operating results for the second quarter ended June 30, 2006, and it announced that it recently surpassed seven million subscribers. For the second quarter 2006, XM recorded gross subscriber additions of 926,281 and net subscriber additions of 398,012. XM finished the second quarter 2006 with a total of 6,899,871 subscribers, representing a 56 percent increase over the 4,417,490 subscribers at the end of the second quarter 2005.

“Despite near-term challenges, XM’s revenues grew in the second quarter by 82 percent compared to the same quarter last year and we were able to significantly bring down our adjusted EBITDA loss year over year,” said Hugh Panero, CEO of XM Satellite Radio. “It’s a testament to the appeal of satellite radio that XM recently surpassed 7 million subscribers.”

Second Quarter Financial Results

For the second quarter 2006, XM reported revenue of approximately $228 million, an increase of 82 percent from the $125 million reported in the second quarter 2005. The quarterly increase in revenue was driven by 56 percent subscriber growth year over year, and increases in average revenue per subscriber. For the second quarter of 2006, XM’s subscriber acquisition cost (SAC), a component of cost per gross addition (CPGA) was $64 compared to $50 in the second quarter of 2005. CPGA was $112 compared to $98 in the second quarter of 2005.

XM’s net loss for the second quarter of 2006 was $229 million compared to a net loss of $147 million during the second quarter of 2005. The net loss for the second quarter of 2006 includes $105 million in de-leveraging and other non-operating charges that were not incurred during the second quarter of 2005. For the second quarter of 2006, the adjusted EBITDA loss (non-GAAP) improved to $46 million versus an adjusted EBITDA loss of $88 million in the second quarter of 2005. The primary differences between net loss and adjusted EBITDA are non-operating amounts and certain operating non-cash charges. For a full reconciliation of our net loss to adjusted EBITDA, see the attached financial schedules.

XM Revises Subscriber Guidance

Based on current marketplace dynamics and regulatory uncertainties concerning ‘plug-and-play’ radios, XM today also reported a change to its subscriber guidance for 2006, projecting that it will end the year with total subscribers of between 8.2 million and 7.7 million. The company will refine this range at the end of the third quarter when it expects to have a firmer sense of regulatory progress and availability of product for the fourth quarter, as well as retail sales trends. With this revised subscriber guidance, XM still expects to achieve positive cash flow from operations for the fourth quarter 2006 and the full year 2007, although its ability to do so becomes challenging toward the lower end of the subscriber range.

Nate Davis Appointed XM President and COO; XM Augments Marketing Team

Nate Davis was recently appointed to the newly-created position of President and Chief Operating Officer at XM. Mr. Davis, who reports to Mr. Panero, is a seasoned telecommunications executive, having served in senior management roles at XO Communications, Nextel and MCI. He continues to serve on XM’s Board of Directors, to which he was appointed in 1999. The company has also augmented its sales and marketing team with the appointment of a number of senior-level marketing executives who will report to a Chief Marketing Officer, to be named by Davis in the coming months to oversee all sales and marketing for the company.

“Oprah & Friends” Channel Offers Preview in Advance of September Launch

In advance of its September 25th launch, the “Oprah & Friends” channel is now broadcasting an on-air preview of programming and personalities on its future home, XM Channel 156. The much-anticipated talk radio channel, exclusive to XM, will feature a broad range of original programming hosted by popular personalities from “The Oprah Winfrey Show” and O, The Oprah Magazine.

XM Creates Dedicated Automotive Group

XM recently announced the creation of a dedicated automotive group to focus exclusively on XM’s automotive strategic partnerships. The new group is overseen by XM veteran Steve Cook, who was recently named to the role of Executive Vice President, Automotive. XM is the leading provider of satellite-delivered entertainment and data services for the automobile market. XM is available in more than 140 different vehicle models for 2006. 2006 is also a staging year for significant growth in the volume of XM-equipped vehicles in 2007 and 2008, with annual factory installations of XM radios expected to double in the next two years.

About XM Satellite Radio

XM is America’s number one satellite radio service with more than 7 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City, the Country Music Hall of Fame in Nashville, Toronto and Montreal, XM’s 2006 lineup includes more than 170 digital channels of choice from coast to coast: the most commercial-free music channels, sports, talk, comedy, children’s and entertainment programming; and the most advanced traffic and weather information.

XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Toyota, Hyundai, Nissan, Porsche, Suzuki, and Subaru, is available in more than 140 different vehicle models for 2006. XM’s industry-leading products are available at consumer electronics retailers nationwide. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com.

# # #

Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for XM Satellite Radio’s service, the Company’s dependence on technology and third party vendors, its potential need for additional financing, as well as other risks described in XM Satellite Radio Holdings Inc.’s Form 10-K filed with the Securities and Exchange Commission on 3-3-06. Copies of the filing are available upon request from XM Radio’s Investor Relations Department.

XM SATELLITE RADIO HOLDINGS INC.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months ended June 30,		Six Months ended June 30,
(in thousands, except share and per share amounts)	2006	2005	2006	2005
Revenue:
Subscription	$202,165	$113,379	$390,267	$206,360
Activation	3,942	2,313	7,521	4,337
Merchandise	4,928	3,798	8,479	6,915
Net ad sales	8,982	4,363	15,500	7,488
Other	7,869	1,601	14,085	2,919

Total revenue	227,886	125,454	435,852	228,019

Operating expenses:
Cost of revenue (excludes depreciation & amortization, shown below):
Revenue share & royalties	37,923	21,071	72,200	40,197
Customer care & billing operations (1)	26,395	18,488	48,850	33,868
Cost of merchandise	10,254	7,496	18,247	10,583
Ad sales (1)	4,460	1,800	7,815	3,867
Satellite & terrestrial (1)	11,571	10,480	24,620	19,190
Broadcast & operations:
Broadcast (1)	5,169	4,053	11,022	7,629
Operations (1)	8,805	6,283	17,692	11,110

Total broadcast & operations	13,974	10,336	28,714	18,739
Programming & content (1)	42,253	24,529	79,896	42,069

Total cost of revenue	146,830	94,200	280,342	168,513
Research & development (excludes depreciation and amortization, shown below) (1)	8,518	6,993	19,499	13,085
General & administrative (excludes depreciation and amortization, shown below) (1)	18,672	10,823	36,301	18,117
Marketing (excludes depreciation and amortization, shown below):
Retention & support (1)	7,443	5,080	15,490	9,599
Subsidies & distribution	61,126	48,532	120,858	96,626
Advertising & marketing	37,666	40,872	67,333	67,028

Marketing	106,235	94,484	203,681	173,253
Amortization of GM liability	7,440	9,312	16,753	18,625

Total marketing	113,675	103,796	220,434	191,878
Depreciation & amortization	41,847	36,737	81,729	68,801

Total operating expenses (1)	329,542	252,549	638,305	460,394

Operating loss	(101,656)	(127,095)	(202,453)	(232,375)
Other income (expense):
Interest income	6,376	5,078	12,949	9,102
Interest expense	(29,317)	(24,476)	(62,553)	(44,501)
Loss from de-leveraging transactions	(82,345)	—	(100,724)	—
Loss from impairment of investments	(18,926)	—	(18,926)	—
Equity in net loss of affiliates	(4,206)	—	(13,090)	—
Other income (expense)	(212)	453	4,422	2,411

Net loss before income taxes	(230,286)	(146,040)	(380,375)	(265,363)
Benefit from (provision for) deferred income taxes	1,177	(579)	2,045	(1,158)

Net loss	(229,109)	(146,619)	(378,330)	(266,521)

8.25% Series B and C preferred stock dividend requirement	(1,814)	(2,150)	(3,963)	(4,299)
8.25% Series B preferred stock retirement loss	(755)	—	(755)	—

Net loss attributable to common stockholders	$(231,678)	$(148,769)	$(383,048)	$(270,820)

Net loss per common share—basic and diluted	$(0.87)	$(0.70)	$(1.47)	$(1.28)

Weighted average shares used in computing Net loss per share—basic and diluted	266,098,554	213,571,652	259,866,408	212,199,554

Reconciliation of Net Loss to Adjusted EBITDA:
Net loss as reported	$(229,109)	$(146,619)	$(378,330)	$(266,521)
Add back non-EBITDA items included in net loss:
Interest income	(6,376)	(5,078)	(12,949)	(9,102)
Interest expense	29,317	24,476	62,553	44,501
Depreciation & amortization	41,847	36,737	81,729	68,801
(Benefit from) provision for deferred income taxes	(1,177)	579	(2,045)	1,158

EBITDA	(165,498)	(89,905)	(249,042)	(161,163)
Add back EBITDA items not included in Adjusted EBITDA:
Loss from de-leveraging transactions	82,345	—	100,724	—
Loss from impairment of investments	18,926	—	18,926	—
Equity in net loss of affiliates	4,206	—	13,090	—
Other (income) expense	212	(453)	(4,422)	(2,411)
Stock-based compensation (1)	13,914	1,985	25,975	2,303

Adjusted EBITDA (2)	$(45,895)	$(88,373)	$(94,749)	$(161,271)

Footnotes:

(1) These captions include stock-based compensation expense as follows:
Customer care & billing operations	$268	$16	$354	$16
Ad sales	520	83	948	83
Satellite & terrestrial	511	84	972	84
Broadcast	577	84	1,058	84
Operations	419	34	1,002	34
Programming & content	2,126	329	4,018	344
Research & development	1,780	343	3,237	390
General & administrative	6,017	552	11,078	808
Retention & support	1,696	460	3,308	460

Total stock-based compensation	$13,914	$1,985	$25,975	$2,303

(2)    Net loss before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA is defined as EBITDA excluding loss from deleveraging transactions, loss from impairment of investments, equity in net loss of affiliates, other income and stock-based compensation. We believe that Adjusted EBITDA, as opposed to EBITDA, provides a better measure of our core business operating results and improves comparability. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe Adjusted EBITDA is a useful measure of our operating performance and is a significant basis used by our management to measure the operating performance of our business. While depreciation, amortization, and stock-based compensation are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods, and non-cash employee compensation. Adjusted EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performances and value of similar companies in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. An alternative method of calculating the same non-GAAP measure is shown below and we refer to this calculation as Adjusted operating loss. Effective for the three months ended March 31, 2007, we will consolidate our disclosures to show Adjusted operating loss as our only non-GAAP measure and eliminate the use of EBITDA and Adjusted EBITDA.

Reconciliation of Operating loss to Adjusted operating loss:
Operating loss as reported	$(101,656)	$(127,095)	$(202,453)	$(232,375)
Add back items included in Operating loss not included in Adjusted operating loss:
Depreciation & amortization	41,847	36,737	81,729	68,801
Stock-based compensation (1)	13,914	1,985	25,975	2,303

Adjusted operating loss	$(45,895)	$(88,373)	$(94,749)	$(161,271)

XM SATELLITE RADIO HOLDINGS INC.

SELECTED FINANCIAL AND OPERATING METRICS

	As of
	June 30, 2006	December 31, 2005
SELECTED BALANCE SHEET DATA	(Unaudited )
Cash and cash equivalents	$431,087	$710,991
Restricted investments	2,658	5,438
System under construction	302,563	216,527
Property and equipment, net	648,869	673,672
DARS license	141,388	141,276
Equity investments	153,252	187,403
Total assets	2,147,594	2,223,661
Total subscriber deferred revenue	399,238	360,638
Long-term debt, net of current portion	1,341,066	1,035,584
Total liabilities	2,333,532	2,142,713
Stockholders’ equity (deficit)	(185,938)	80,948

	Three Months ended June 30,
	2006	2005
SELECTED OPERATING METRICS (Unaudited)
Subscriber Data:
OEM and Rental Car Company Gross Subscriber Additions	517,586	523,956
Aftermarket and Data Gross Subscriber Additions	408,695	421,929

Total Gross Subscriber Additions (1)	926,281	945,885
OEM and Rental Car Company Net Subscriber Additions	229,525	331,338
Aftermarket and Data Net Subscriber Additions	168,487	315,888

Total Net Subscriber Additions (2)	398,012	647,226
Aftermarket Subscribers	4,045,986	2,513,390
OEM Subscribers	2,211,809	1,293,834
Subscribers in OEM Promotional Periods	573,144	565,929
XM Activated Vehicles with Rental Car Companies	41,841	44,337
Data Services Subscribers	27,091	—

Total Ending Subscribers (3)	6,899,871	4,417,490
Percentage of Ending Subscribers on Annual and Multi-Year Plans (4)	42.3%	40.2%
Percentage of Ending Subscribers on Family Plans (4)	20.7%	14.9%
Conversion Rate (5)	54.5%	57.6%
Churn Rate (6)	1.83%	1.42%
Revenue Data (monthly average):
Subscription Revenue per Aftermarket, OEM & Other Subscriber	$10.38	$9.84
Subscription Revenue per Subscriber in OEM Promotional Periods	$6.29	$5.63
Subscription Revenue per XM Activated Vehicle with Rental Car Companies	$5.55	$9.74
Subscription Revenue per Subscriber of Data Services	$29.93	$—
Average Monthly Subscription Revenue per Subscriber (ARPU) (7)	$10.08	$9.35
Net Ad Sales Revenue per Subscriber (8)	$0.45	$0.36
Activation, Equipment and Other Revenue per Subscriber	$0.83	$0.63

Total Revenue per Subscriber	$11.36	$10.34
Expense Data:
Subscriber Acquisition Costs (SAC) (9)	$64	$50
Cost Per Gross Addition (CPGA) (10)	$112	$98

Footnotes:

(1)	Gross Subscriber Additions are subscribers newly activated in the reporting period. OEM subscribers include both newly activated promotional and non-promotional subscribers.

(2)	Net Subscriber Additions represent the total net incremental subscribers added during the reporting period.

(3)	Subscribers are those who are receiving and have agreed to pay for our service, either by credit card or by invoice, including those who are currently in promotional periods paid in part by vehicle manufacturers, as well as XM activated radios in vehicles for which we have a contractual right to receive payment for the use of our service. Radios that are revenue generating are counted individually as subscribers. Aftermarket Subscribers consist primarily of subscribers who purchased their radio at retail outlets, distributors, or through XM’s direct sales efforts. OEM Subscribers are subscribers whose XM radio was installed by an OEM and are not currently in OEM promotional programs. OEM Promotional Subscribers are subscribers who have either a portion or their entire subscription fee paid for by an OEM for a fixed period following the initial purchase or lease of the vehicle. Currently, at the time of sale, vehicle owners generally receive a three month prepaid trial subscription. XM generally receives two months of the three month trial subscription from the vehicle manufacturer. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. The automated activation program provides activated XM radios on dealer lots for test drives. GM and Honda generally indicate the inclusion of three months free of XM service on the window sticker of XM-enabled vehicles. XM receives a negotiated rate for providing audio service to rental car companies. Data services subscribers are those subscribers that are receiving services that include stand-alone XM WX Satellite Weather service and stand-alone XM Radio Online service. Stand-alone XM WX Satellite Weather service packages range in price from $29.99 to $99.99 per month. Stand-alone XM Radio Online service is $7.99 per month.

(4)	XM receives a range of $9.99 - $11.87 per month for annual and multi-year plans and $6.99 per month for a family plan.

(5)	We measure the success of our OEM promotional programs based on the percentage of promotional subscribers that elect to receive the XM service and convert to self-paying subscribers after the initial promotion period. We refer to this as the “conversion rate.” We measure conversion rate three months after the period in which the trial service ends.

(6)	Churn represents the percentage of Aftermarket, OEM & Other Subscribers who discontinued service during the period. Churn does not include OEM promotional period deactivations or deactivations resulting from the changeout of XM enabled rental car activity.

(7)	Subscription Revenue includes monthly subscription revenues for our satellite audio service and data services, net of any promotions or discounts.

(8)	Net Ad Sales Revenue includes sales of advertisements and program sponsorships on the XM network net of agency commissions.

(9)	SAC is a subset of total CPGA and includes radio manufacturer subsidies, certain sales, activation and installation commissions, and hardware-related promotions. These costs are reported in subsidies & distribution. SAC also includes the negative margin on equipment sales. These expenses are divided by the appropriate per unit gross additions, or units manufactured.

(10)	CPGA includes all costs in SAC, as well as advertising and marketing expenses, divided by gross additions for the period.